Exhibit 4.32

Dell Technologies Inc.

Consent to the Extension of Registration Rights Under the Second Amended and Restated Registration Rights Agreement

Reference is made herein to the Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018, as amended by Amendment No. 1, dated as of May 27, 2019, Amendment No. 2, dated as of April 15, 2020, and Amendment No. 3, dated as of September 15, 2020 (as so amended, the “Registration Rights Agreement”), by and among Dell Technologies Inc. (the “Company”), a Delaware corporation, and each of (a) Michael S. Dell and Susan Lieberman Dell Separate Property Trust, (b) SL SPV-2, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership, and Silver Lake Technology Investors V, L.P., a Delaware limited partnership (collectively, the “SLP Stockholders”), and (c) Venezio Investments Pte. Ltd., a Singapore corporation. Capitalized terms used but not defined in this Consent shall have the meanings ascribed to such terms in the Registration Rights Agreement. Capitalized terms defined in this Consent shall have the meanings ascribed to such terms herein for purposes of this Consent and the Registration Rights Agreement.

WHEREAS, pursuant to Section 2.1(a) of the Registration Rights Agreement, the Company is required to use its reasonable best efforts to file a Shelf Registration Statement for a public offering of the Registrable Securities no later than the first day on which such filing can be made with the SEC on or after December 31, 2020 (such date, the “Shelf Registration Filing Deadline”);

WHEREAS, in accordance with Section 2.1(a) of the Registration Rights Agreement, the Shelf Registration Filing Deadline may be extended for one or more periods of up to three months each upon the express written consent of the Company and the SLP Stockholders; and

WHEREAS, the Company and the SLP Stockholders wish to consent to an extension of the Shelf Registration Filing Deadline to June 30, 2024;

NOW, THEREFORE, the Company and the SLP Stockholders hereby consent and agree that, effective as of April 30, 2024, for all purposes under the Registration Rights Agreement, the Shelf Registration Filing Deadline shall be extended to no later than the first day on which such filing can be made with the SEC on or after June 30, 2024.

Except as expressly set forth in this Consent, no other terms and conditions of the Registration Rights Agreement are hereby amended, modified, supplemented or waived.
This Consent and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Consent or the negotiation, execution, interpretation or performance of this Consent (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Consent) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable rules or principles of conflicts of laws.

[Signature pages follow.]

Exhibit 4.32

IN WITNESS WHEREOF, the undersigned have executed and delivered this Consent this May 20, 2024.
COMPANY:

DELL TECHNOLOGIES INC.

By: /s/ Christopher A. Garcia
Name: Christopher A. Garcia
Title: Senior Vice President and Assistant
Secretary

Exhibit 4.32

SLP STOCKHOLDERS:

SL SPV-2, L.P.

By: SLTA SPV-2, L.P., its General Partner

By: SLTA SPV-2 (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director

Exhibit 4.32
SILVER LAKE PARTNERS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its
General Partner

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By: Silver Lake Technology Associates IV, L.P., its
General Partner

Exhibit 4.32

By: SLTA IV (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director

SILVER LAKE PARTNERS V DE (AIV), L.P.

By: Silver Lake Technology Associates V, L.P., its
General Partner

By: SLTA V (GP), L.L.C., its General Partner

Exhibit 4.32
By: Silver Lake Group, L.L.C., its Managing Member

By: /s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director

SILVER LAKE TECHNOLOGY INVESTORS V, L.P.

By: Silver Lake Technology Associates V, L.P., its
General Partner

By: SLTA V (GP), L.L.C., its General Partner

By: Silver Lake Group, L.L.C., its Managing Member

Exhibit 4.32

By: /s/ Andrew J. Schader
Name: Andrew J. Schader
Title: Managing Director